SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 3, 1998



                          INTERNATIONAL FIBERCOM, INC.

             (Exact name of registrant as specified in its charter)


                                     Arizona
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


            1-9690                                 86-0271282
   ------------------------            ------------------------------------
   (Commission File Number)            (IRS Employer Identification Number)



        3615 South 28th Street, Phoenix, Arizona             85040
        ----------------------------------------          ----------
        (Address of principal executive offices)          (Zip Code)


       Registrant's telephone number, including area code: (602) 941-1900



                                 Not Applicable

          (Former name or former address, if changed since last report)

Item 4.  Changes in the Registrant's Certifying Accountant

         As of August 3, 1998, the independent accountant of International FiberCom, Inc. (the "Company"), Semple & Cooper, L.L.P. ("Semple & Cooper"), resigned and referred the Company to BDO Seidman, LLP ("BDO Seidman"), 1900 Avenue of the Stars, 11th Floor, Los Angeles, CA, 90067, an international accounting firm with multiple U.S. locations. Semple & Cooper is a member of the BDO Seidman Alliance. Semple & Cooper's reports on the Company's financial statements for the years ended December 31, 1996 and December 31, 1997, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or principles. There were no disagreements with Semple & Cooper on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure through Semple & Cooper's issuance of their report in connection with their audit of the Company's financial statements for the year ended December 31, 1997.

         The Board of Directors, acting upon the recommendation of its Audit Committee, selected BDO Seidman, as independent accountants to examine the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 1998, and to perform other appropriate accounting services. A resolution was presented to the Annual Meeting of shareholders to ratify this selection and such selection was approved. BDO Seidman officially accepted the position of independent accountant to the Company as of August 3, 1998.

Item 7.  Financial Statements and Exhibits

         (a)      Exhibits.

         The letter from Semple & Cooper regarding the change in certifying accountant of the Company is filed herewith.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   INTERNATIONAL FIBERCOM, INC.




                                   /s/ Joseph P. Kealy
                                   -------------------
                                       Joseph P. Kealy
                                       President

Dated:  August 7, 1998
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